Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Case No. 12-12961 (BLS)

FIRST PLACE FINANCIAL CORP.	Chapter 11

Debtor.	Re: Docket No. 222,235

ORDER APPROVING DEBTOR’S MOTION FOR AN ORDER CONVERTING

THIS CASE TO A PROCEEDING UNDER CHAPTER 7 OF THE

BANKRUPTCY CODE, PURSUANT TO 11 U.S.C. § 1112(a)

Upon consideration of the Motion for an Order Converting this Case to a Proceeding Under Chapter 7 of the Bankruptcy Code, Pursuant to 11 U.S.C. § 1112(a) (the “Motion”), filed by First Place Financial Corp., the debtor and debtor in possession in the above-captioned proceeding (the “Debtor”); and all parties in interest having received adequate notice of the Motion; and the Court having considered the Motion and having found the relief requested therein is in the best interest of the Debtor, its estate, its creditors, and other interested parties; and good and sufficient cause appearing therefore, it is hereby:

FOUND AND DETERMINED THAT:

A. Notice of the Motion and the hearing to consider the Motion was due and sufficient under the circumstances.

B. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.

C. This is a core proceeding under 11 U.S.C. § 157(b).

D. The Debtor was a debtor-in-possession during the pendency of this chapter 11 case, prior to entry of this Order.

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E. The Debtor’s chapter 11 case was not originally commenced as an involuntary case.

F. The Debtor’s chapter 11 case was not previously converted to a case under chapter 11 of the Bankruptcy Code.

It is ORDERED, ADJUDGED AND DECREED that:

1. The Motion is GRANTED as set forth herein.

2. The Debtor’s chapter 11 proceeding is converted, pursuant to 11 U.S.C. § 1112(a), to a case under chapter 7 of the Bankruptcy Code, effective as of the date of this Order (the “Conversion Date”).

3. The Debtor shall, as required by Fed. R. Bankr. P. 1019:

a.	Turn over to the chapter 7 trustee all records and property of the Debtor’s estate within its custody and control;

b.	Within fourteen (14) days after the Conversion Date, file a schedule of unpaid debts incurred after commencement of the above-captioned case through the Conversion Date, including the name and address of each creditor listed on that schedule; and

c.	Within thirty (30) days after the Conversion Date, file and transmit a final report and account, as required by Fed. R. Bankr. P. 1019(5)(A), to the Office of the United States Trustee.

4. A representative of the Debtor and, if requested by the Chapter 7 Trustee, counsel to the Debtor in the chapter 11 case, shall appear at the first meeting of creditors after conversion of the Debtor’s case to chapter 7 pursuant to sections 341(a) and 343 of the Bankruptcy Code, and such representative shall be available to testify at such meeting.

5. All professionals employed by the Debtor’s estate shall file, within sixty (60) days after the Conversion Date, a final fee application for allowance and approval of all fees and expenses incurred through the Conversion Date, to the extent such professionals have not already done so.

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6. Pursuant to Talmer Bancorp. Inc.’s (the “Purchaser”) obligation to provide $75,000 to satisfy other claims arising after January 1, 2013, the Purchaser shall pay, from this $75,000 amount, any allowed administrative claims arising after January 1, 2013, for compensation or reimbursement for (i) professionals retained under section 327 or 1103 in this chapter 11 case and (ii) Donlin Recano & Company, Inc. (“Donlin”), the Debtor’s claims and noticing agent.

7. Nothing in this Order, including paragraph 6, shall relieve the Purchaser of any existing obligation to satisfy a claim arising from an application, whether already filed or to be filed pursuant to paragraph 5 of this Order, by Donlin or a professional retained under section 327 or 1103 for compensation or reimbursement for services rendered and expenses incurred in connection with this chapter 11 case, including any payment amount held back in any monthly fee application pending final approval by this Court.

8. Pursuant to Local Rule 2002-1(f)(xi), the employment of Donlin in this case, pursuant to 28 U.S.C. 156(c) shall be terminated upon entry of this Order, provided however that Donlin shall comply with Local Rules 2002-l(f)(ix) and (x).

9. This Court shall retain jurisdiction to hear and determine all matters arising from or relating to this Order.

Dated: March 25, 2013
Wilmington, Delaware
The Honorable Brendan L. Shannon
United States Bankruptcy Judge

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